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                                                                     EXHIBIT 5.1



                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]




                               February 23, 2000



DigitalThink, Inc.
1098 Harrison Street
San Francisco, California 94103

     Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission (the "Commission") on December 9, 1999 (as such may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 5,060,000 shares of your Common Stock (the "Shares"). The Shares, which include up to 660,000 shares of Common Stock issuable pursuant to an over-allotment option granted to the underwriters (the "Underwriters"), are to be sold to the Underwriters as described in such Registration Statement for sale to the public. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares.

     Based on the foregoing, it is our opinion that, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, which has been approved by us, as such may be further amended or supplemented, or incorporated by reference in any Registration Statement relating to the prospectus filed pursuant to Rule 462(b) of the Act.

                                       Very truly yours,

                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation

                                       /s/ WILSON SONSINI GOODRICH & ROSATI